SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANS-LUX CORP

                    GAMCO INVESTORS, INC.
                                 4/28/03            1,500             5.3267

	     7.5% CONVERTIBLE NOTES-TRANS-LUX CORP

			  GABELLI FUNDS, LLC
                         GABELLI CONVERTIBLE AND INCOME SECURITIES FUND
                                 6/06/03               50            83.0000

          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.